UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2011

Cintas Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737 Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 459-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On October 7, 2011, Cintas Corporation No. 2 (“Cintas No. 2”), a Nevada corporation and wholly-owned subsidiary of Cintas Corporation (the “Corporation”), entered into a Fifth Amendment Agreement (the “Fifth Amendment”) with KeyBank National Association, as agent (the “Agent”), and certain financial institutions named therein (the “Lenders”).  The Fifth Amendment modifies certain terms of the Credit Agreement, dated as of May 28, 2004, by and among Cintas No. 2, as borrower, the Agent and certain financial institutions named therein (such Credit Agreement, as amended through and including the Fifth Amendment, is referred to herein as the “Credit Agreement”).  The Corporation and specified wholly-owned subsidiaries of the Corporation guarantee the payment in full of all amounts due from Cintas No. 2 under the Credit Agreement.

Pursuant to the terms of the Fifth Amendment, the maturity date of the Credit Agreement has been extended from September 26, 2014 to October 6, 2016.

The Fifth Amendment also improves the applicable margin used to calculate the interest rate payable on any outstanding loans and the facility fee payable under the Credit Agreement.

Additionally , the Fifth Amendment deleted the financial covenant regarding the Corporation’s net funded indebtedness to total capitalization and added a financial covenant that requires the Corporation to maintain a leverage ratio of consolidated indebtedness to consolidated EBITDA of no more than 3.50 to 1.00.

The Fifth Amendment is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1

Fifth Amendment to Credit Agreement, dated as of October 7, 2011, by and among Cintas Corporation No. 2, KeyBank National Association, as agent, and certain financial institutions named therein, as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

	By:	/s/ William C. Gale
	Name:	William C. Gale
	Title:	Senior Vice President and Chief Financial Officer

Date: October 11, 2011

Exhibit Index

Exhibit Number	Description
10.1

Fifth Amendment to Credit Agreement, dated as of October 7, 2011, by and among Cintas Corporation No. 2, KeyBank National Association, as agent, and certain financial institutions named therein, as lenders.